EXHIBIT (23)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 33-5291, 33-4549, 33-22238, 33-5765, 33-41182, 333-66735, 333-05731, 333-132589, 333-132590, 333-132591, 333-132592, 333-145527) and on Form S-3 (Registration Nos. 333-109966, 333-151753, 333-149474, 333-161357, 333-176957) of Pitney Bowes Inc. of our report dated February 23, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Stamford, Connecticut
February 23, 2012